 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2023 with respect to the audited consolidated financial statements of Artelo Biosciences, Inc. and its subsidiaries for the years ended December 31, 2022 and 2021.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 21, 2023